Date:	August 21, 2007
For Release:	Immediate
Contact:	Investor Contact:
Gary J. Morgan, Senior Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the Second Quarter Ended 7/31/2007

• Record High Quarterly and First Half Net Sales and Net Income
• Quarterly Net Sales Increase 16% Over Last Year
• Quarterly Net Income Increases 40% Over Last Year

Harleysville, PA, August 21– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the second quarter ended July 31, 2007.

Sales for the second quarter ended July 31, 2007 were the highest sales of any quarter in the Company’s history, totaling $27.6 million compared with $23.8 million for the same quarter last year, an increase of 16%. Sales for the first half ended July 31, 2007 were the highest sales of any first half in the Company’s history, totaling $49.5 million compared with $43.6 million for the same period last year, an increase of 14%.

Net income for the second quarter ended July 31, 2007 was the highest of any quarter in the Company’s history, excluding the first quarter of this fiscal year, which included a net gain of approximately $2.2 million on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York. Net income in the second quarter totaled $2.5 million compared with $1.8 million for the same quarter last year, an increase of 40%. For the first half ended July 31, 2007, net income was the highest of any first half, totaling $6.4 million compared with $3.0 million during the same period last year. Excluding the first quarter net gain on the sale of the Sethco property, Met-Pro’s adjusted net income was the highest of any first half, totaling $4.2 million compared with $3.0 million for the same period last year, an increase of 39%.

Basic earnings per share for the second quarter ended July 31, 2007 were $0.23 per share compared with $0.16 per share for the second quarter of last year, an increase of 44%. Diluted earnings per share for the second quarter were $0.22 per share compared with $0.16 for the second quarter of last year, an increase of 38%. For the first half ended July 31, 2007, basic and diluted earnings per share were $0.57 per share and $0.56 per share, respectively, compared with $0.27 per share earned during last year’s first half. Excluding the first quarter net gain on the sale of the Sethco property, Met-Pro’s adjusted basic and diluted earnings per share for the first half ended July 31, 2007 were each $0.37 per share compared with $0.27 per share for the same period last year, an increase of 37%.

The Company’s backlog of orders as of July 31, 2007 totaled $26.5 million compared with $24.0 million as of July 31, 2006, an increase of 11%. Substantially the entire backlog that existed as of July 31, 2007 is expected to be shipped during the Company’s current fiscal year.

On June 12, 2007, the Company paid a quarterly dividend of $0.0675 per share to shareholders of record at the close of business on May 29, 2007. In addition, the Board of Directors, at their meeting on June 6, 2007, declared a quarterly dividend of $0.0675 per share payable on September 10, 2007 to shareholders of record at the close of business on August 27, 2007. This represents an 8% increase over the corresponding dividends paid during the same periods last year, and is the thirty-second consecutive year the Company has paid a cash or stock dividend.

“We are very pleased with the record high results for the second quarter and first half,” stated Mr. De Hont. “The strategic measures we have implemented over the past year to improve operational performance continued to help increase gross margins and improve profitability. Our strong backlog and quotation activity serve as a solid base for the third quarter and the full fiscal year and allow us to remain optimistic about our future prospects.”

Continued Page 2

Met-Pro Corporation/Page 2

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of America’s “200 Best Small Companies” by Forbes magazine, and as one of America’s “Top Publicly-Held Manufacturers” by Start-It magazine. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; and filtration and purification technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor
Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

Three Months Ended	Six Months Ended
July 31,	July 31,
2007	2006	2007	2006
Net sales	$27,596,089	$23,778,882	$49,512,698	$43,557,923
Cost of goods sold	18,560,267	17,044,392	33,557,349	30,968,074
Gross profit	9,035,822	6,734,490	15,955,349	12,589,849

Operating expenses
Selling	2,519,901	2,076,187	4,589,778	3,972,366
General and administrative	2,923,408	2,181,418	5,407,261	4,539,931
Gain on sale of building	–	–	(3,513,940)	–
Income from operations	3,592,513	2,476,885	9,472,250	4,077,552

Interest expense	(90,546)	(87,509)	(170,698)	(147,314)
Other income, net	299,087	270,453	516,393	505,251
Income before taxes	3,801,054	2,659,829	9,817,945	4,435,489

Provision for taxes	1,273,353	851,144	3,412,001	1,419,356

Net income	$2,527,701	$1,808,685	$6,405,944	$3,016,133

Basic earnings per share	$.23	$.16	$.57	$.27
Diluted earnings per share	$.22	$.16	$.56	$.27

Average common shares outstanding:
Basic shares	11,222,658	11,201,507	11,226,822	11,202,088
Diluted shares	11,470,742	11,383,659	11,473,431	11,379,867

Continued Page 3

Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

July 31,	January 31,
2007	2007
Assets
Current assets
Cash and cash equivalents	$24,426,816	$17,322,194
Marketable securities	24,043	24,090
Accounts receivable, net of allowance for doubtful
accounts of approximately $150,000 and
$133,000, respectively	21,573,525	20,837,589
Inventories	22,082,136	19,296,279
Prepaid expenses, deposits and other current assets	1,751,891	1,748,130
Total current assets	69,858,411	59,228,282

Property, plant and equipment, net	16,217,855	16,832,988
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	294,610	306,403
Total assets	$107,169,789	$97,166,586

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$1,981,082	$1,955,202
Accounts payable	9,057,973	6,450,813
Accrued salaries, wages and expenses	4,264,905	4,135,342
Dividend payable	757,389	757,029
Customers’ advances	2,333,909	981,680
Deferred income taxes	242,457	245,231
Total current liabilities	18,637,715	14,525,297

Long-term debt	4,517,363	5,417,990
Other non-current liabilities	3,305,321	3,276,551
Deferred income taxes	2,335,529	1,369,591
Total liabilities	28,795,928	24,589,429

Shareholders’ equity
Common shares, $.10 par value; 18,000,000 shares
authorized, 12,846,608 shares issued,
of which 1,588,563 and 1,631,364 shares were
reacquired and held in treasury at the respective dates	1,284,661	1,284,661
Additional paid-in capital	8,254,499	7,910,708
Retained earnings	79,687,717	74,921,913
Accumulated other comprehensive income (loss)	351,891	(33,471)
Treasury shares, at cost	(11,204,907)	(11,506,654)
Total shareholders’ equity	78,373,861	72,577,157
Total liabilities and shareholders’ equity	$107,169,789	$97,166,586

Continued Page 4

Met-Pro Corporation/Page 4

Consolidated Business Segment Data
(unaudited)

Three Months Ended		Six Months Ended
July 31,		July 31,
2007	2006	2007	2006
Net sales
Product recovery/pollution control technologies	$14,552,844	$12,792,903	$25,099,730	$22,091,252
Fluid handling technologies	7,357,498	6,106,139	13,411,570	12,023,633
Filtration/purification technologies	5,685,747	4,879,840	11,001,398	9,443,038
	$27,596,089	$23,778,882	$49,512,698	$43,557,923

Income from operations
Product recovery/pollution control technologies	$1,681,324	$839,358	$2,594,384	$1,406,072
Fluid handling technologies	1,569,300	1,038,204	2,732,614	1,733,748
Filtration/purification technologies	341,889	599,323	631,312	937,732
Gain on sale of building	–	–	3,513,940	–
	$3,592,513	$2,476,885	$9,472,250	$4,077,552

	July 31,	January 31,
	2007	2007
Identifiable Assets
Product recovery/pollution control technologies	$36,026,103	$35,332,252
Fluid handling technologies	21,421,043	21,667,719
Filtration/purification technologies	20,343,643	20,514,339
	77,790,789	77,514,310
Corporate	29,379,000	19,652,276
	$107,169,789	$97,166,586

Continued Page 5

Met-Pro Corporation/Page 5

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

Six Months Ended July 31,
2007	2006
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$6,405,944	$3,016,133
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	843,274	768,427
Deferred income taxes	899,167	(1,106)
(Gain) on sale of property and equipment, net	(3,516,683)	(11,589)
Stock-based compensation	255,054	163,601
Allowance for doubtful accounts	17,221	(79,629)
(Increase) decrease in operating assets:
Accounts receivable	(610,728)	1,607,822
Inventories	(2,654,774)	(1,405,805)
Prepaid expenses, deposits and other current assets	20,744	247,600
Other assets	(4,841)	(4,644)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	2,505,115	(276,556)
Customers’ advances	1,351,575	(532,636)
Other non-current liabilities	28,770	1,098

Net cash provided by operating activities	5,539,828	3,492,716

Cash flows from investing activities
Proceeds from sale of property and equipment	4,345,282	12,810
Acquisitions of property and equipment	(864,953)	(3,275,209)

Net cash provided by (used in) investing activities	3,480,329	(3,262,399)

Cash flows from financing activities
Proceeds from new borrowing	-	4,140,315
Reduction of debt	(758,148)	(713,113)
Exercise of stock options	390,484	55,232
Payment of dividends	(1,514,780)	(1,400,107)

Net cash provided by (used in) financing activities	(1,882,444)	2,082,327
Effect of exchange rate changes on cash	(33,091)	23,357

Net increase in cash and cash equivalents	7,104,622	2,336,001

Cash and cash equivalents at February 1	17,322,194	17,683,305

Cash and cash equivalents at July 31	$24,426,816	$20,019,306

Continued Page 6

Met-Pro Corporation/Page 6

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three and six month periods ended July 31, 2007 and 2006:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

Three Months Ended	Six Months Ended
July 31,	July 31,
2007	2006	2007	2006

Income before tax as reported	$3,801,054	$2,659,829	$9,817,945	$4,435,489
Less: Gain on sale of building	–	–	(3,513,940)	–
Adjusted income before tax	$3,801,054	$2,659,829	$6,304,005	$4,435,489

Net income as reported	$2,527,701	$1,808,685	$6,405,944	$3,016,133
Less: Gain on sale of building	–	–	(2,213,782)	–
Adjusted net income	$2,527,701	$1,808,685	$4,192,162	$3,016,133

Basic earnings per share as reported	$.23	$.16	$.57	$.27
Adjusted basic earnings per share	$.23	$.16	$.37	$.27

Diluted earnings per share as reported	$.22	$.16	$.56	$.27
Adjusted diluted earnings per share	$.22	$.16	$.37	$.27

Average common shares outstanding:
Basic shares	11,222,658	11,201,507	11,226,822	11,202,088
Diluted shares	11,470,742	11,383,659	11,473,431	11,379,867

###